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                                                                 Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
California ASIC Technical Services, Inc.

We consent to the incorporation by reference in the Pre-Effective Amendment No.3 to Form S-3 of JMAR Industries, Inc. filed August 9, 1996 of our report dated February 25, 1994, except as to Note 11, which is as of March 5, 1994, related to the 1993 financial statements of California ASIC Technical Services, Inc. included in Amendment No. 1 to Form 8-K/A of JMAR Industries, Inc. dated August 2, 1996 and the reference to our firm under the heading "Experts" in the Prospectus.



                                                  CORBIN & WERTZ


Irvine, California
August 9, 1996